UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): April 18, 2002

SANMINA-SCI CORPORATION

(Exact name of Registrant as specified in its charter)

Commission File Number: 000-21272

Delaware (State of Incorporation)	77-0228183 (Federal Tax Identification Number)

2700 NORTH FIRST STREET
SAN JOSE, CALIFORNIA 95134

(Address of principal executive offices)

(408) 964-3500

(Registrant’s telephone number, including area code)

Item 4. Changes in Registrant’s Certifying Accountant
Item 7. Financial Statements and Exhibits.
EXHIBIT 16

Item 4. Changes in Registrant’s Certifying Accountant

     The Audit Committee of the Board of Directors of Sanmina-SCI Corporation annually considers and recommends to the Board the selection of Sanmina-SCI’s independent auditors. It is the responsibility of the Audit Committee to report to the Board of Directors regarding matters relating to the independent auditors.

     As recommended by Sanmina-SCI’s Audit Committee, Sanmina-SCI’s Board of Directors on April 18, 2002 decided to no longer engage Arthur Andersen LLP (“Andersen”) as Sanmina-SCI’s independent public accountants, effective after Andersen’s review of the Company’s financial results for the quarter ended March 30, 2002 and the filing of the company’s Form 10-Q for such quarter, on May 13, 2002 and authorized the engagement of KPMG LLP to serve as Sanmina-SCI’s independent public accountants for fiscal 2002.

     Andersen’s reports on Sanmina-SCI’s consolidated financial statements for the past two years ended September 29, 2001 and September 30, 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During Sanmina-SCI’s two most recent fiscal years and through the date of this Form 8-K/A, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on Sanmina-SCI’s consolidated financial statements for such years; and there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

     Sanmina-SCI provided Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16, is a copy of Andersen’s letter, dated May 17, 2002, stating its agreement with such statements.

     During Sanmina-SCI’s two most recent fiscal years and through the date of this Form 8-K/A, Sanmina-SCI did not consult KPMG LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Sanmina-SCI’s consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits.

Exhibit 16 — Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated May 17, 2002.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to report on Form 8-K/A to be signed on its behalf by the undersigned hereunto duly authorized.

SANMINA-SCI CORPORATION

By: /s/ RICK R. ACKEL

Rick R. Ackel, Executive Vice President and Chief Financial Officer

Date: May 17, 2002

EXHIBIT INDEX

Exhibit 16 — Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated May 17, 2002.